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                    [Letterhead of Hogan & Hartson L.L.P.]           Exhibit 5.1


                                        February 6, 2004

Board of Directors
Webster Financial Corporation
Webster Plaza
Waterbury, CT  06702

Ladies and Gentlemen:

     We are acting as counsel to Webster Financial Corporation, a Delaware corporation (the "Company") and the sponsor of Webster Capital Trust IV, Webster Capital Trust V and Webster Capital Trust VI, each a Delaware business trust (each a "Trust" and collectively, the "Trusts"), in connection with the joint registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering, at an aggregate public offering price of up to $750,000,000, of trust preferred securities of one or more of the Trusts ("Trust Preferred Securities") and one or more series of the following securities of the Company: (i) senior debt securities, senior subordinated debt securities or junior subordinated debt securities (collectively, "Debt Securities"), (ii) shares of common stock, par value $0.01 per share ("Common Stock"), including any shares that may be issued upon conversion or exercise of, or in exchange for, Debt Securities, Warrants, Preferred Stock, Purchase Contracts or Units (as defined below), (iii) shares of preferred stock, par value $0.01 per share ("Preferred Stock"), including any shares that may be issued upon conversion or exercise of, or in exchange for, Debt Securities, Warrants, Purchase Contracts or Units, (iv) fractional shares of Preferred Stock represented by depositary receipts ("Depositary Shares") including any Depositary Shares that may be issued upon exercise of Warrants, Purchase Contracts or Units, (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares or Units ("Warrants"), (vi) purchase contracts to purchase Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants or Trust Preferred Securities ("Purchase Contracts"), (vii) units ("Units") consisting of one or more of Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Trust Preferred Securities or debt obligations of third parties ("Third-Party Debt Securities"), and (viii) guarantees by the Company of Trust Preferred Securities issued by the Trusts for the benefit of the holders of the Trust Preferred

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Board of Directors
Webster Financial Corporation
February 6, 2004
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Securities ("Guarantees" and, together with the Debt Securities, Common Stock,
Preferred Stock, Depositary Shares, Warrants, Purchase Contracts and Units covered by the Registration Statement, the "Securities"), all of which may be offered and sold from time to time and on a delayed or continuous basis, as set forth in the prospectus that forms a part of the Registration Statement and any supplement to such prospectus (each a "Prospectus Supplement"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

     For purposes of this opinion letter, we have examined copies of the following documents:

     1.   An executed copy of the Registration Statement.

     2. The Second Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Certificate of Incorporation").

     3. The Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Bylaws").

     4. Resolutions of the Board of Directors of the Company adopted at a meeting held on January 26, 2004, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the filing of the Registration Statement and related matters.

     In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any of the Securities to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board consistent

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Board of Directors
Webster Financial Corporation
February 6, 2004
Page 3

with the procedures and terms described in the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the Certificate of Incorporation and Bylaws and applicable Delaware law ("Board Action"), in a manner and with terms that do not violate any law, governmental, regulatory or court-imposed order, requirement or restriction or any agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and at the time of offer, issuance and sale of any Securities, no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to one or more indentures between the Company and a financial institution identified therein as trustee, in a form that will have been approved by the Board of Directors of the Company, for which the governing law shall be the laws of the State of New York (each, an "Indenture"); (iv) any Indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended; (v) prior to any issuance of shares of Preferred Stock or Depositary Shares, an appropriate Certificate of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement will have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware (the "Certificate of Designation"); (vi) any Depositary Shares will be issued by the Depositary (as defined below) under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary"), for which the governing law shall be the laws of the State of New York; (vii) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution or other party identified therein as a warrant agent (each, a "Warrant Agent"), for which the governing law shall be the laws of the State of New York; (viii) any Purchase Contracts will be issued under one or more purchase contract agreements (each, a "Purchase Contract Agreement"), each to be between the Company and a financial institution or other party identified therein as a purchase contract agent (each, a "Purchase Contract Agent"), for which the governing law shall be the laws of the State of New York; (ix) any Units will be issued under one or more unit agreements (each, a "Unit Agreement"), each to be between the Company and a financial institution or other party identified therein as a unit agent (each, a "Unit Agent"), for which the governing law shall be the laws of the State of New York; (x) any Guarantees will be issued under one or more guarantee agreements (each, a "Guarantee Agreement"), each to be between the Company and a financial institution or other party identified therein as a trustee (each, a "Guarantee Trustee"), for which the governing law shall be the laws of the State of New York; (xi) the Securities will be delivered against payment of valid

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Board of Directors
Webster Financial Corporation
February 6, 2004
Page 4

consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement; and (xii) the Company will remain a Delaware corporation.

     To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion letter that each other party under (i) the Indenture for any Debt Securities, (ii) the Deposit Agreement for any Depositary Shares, (iii) the Warrant Agreement for any Warrants, (iv) the Purchase Contract Agreement for any Purchase Contracts, (v) the Unit Agreement for any Units and (vi) the Guarantee Agreement (and the amended and restated trust agreement (each, a "Trust Agreement") of the Trust that issues the related Trust Preferred Securities) for any Guarantees, including, without limitation, the Trustee, the Depositary, the Warrant Agent, the Purchase Contract Agent, the Unit Agent and the Guarantee Trustee (and the applicable Trust and the institutional trustees of such Trust), respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or Guarantee Agreement (or Trust Agreement), as applicable; that such Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or Guarantee Agreement (or Trust Agreement), as applicable, has been duly authorized, executed and delivered by each such other party and constitutes a valid and binding obligation of such other party enforceable against such other party in accordance with its terms; that each such other party is in compliance with respect to performance of its obligations under such Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement or Guarantee Agreement (or Trust Agreement), as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Depositary Agreement, Warrant Agreement, Purchase Contract Agreement, Unit Agreement, or Guarantee Agreement (or Trust Agreement), as applicable.

     This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the Delaware General Corporation Law, as amended, and (ii) as to the opinions given in paragraphs
(a), (d), (e), (f), (g) and (h), the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the

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Board of Directors
Webster Financial Corporation
February 6, 2004
Page 5

statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

     Based upon, subject to and limited by the foregoing, we are of the opinion that:

     (a) With respect to the Debt Securities, following (i) final Board Action authorizing execution and delivery of an Indenture, (ii) due execution and delivery of the Indenture by the Company and the Trustee named therein, (iii) final Board Action authorizing the issuance of a series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the Indenture, (iv) due authentication by the Trustee, and (v) due execution, issuance, and delivery of such Debt Securities against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the Indenture and any applicable supplemental indenture and such underwriting or purchase agreement, or upon the exercise of any Warrants or Purchase Contracts providing for the issuance of Debt Securities in accordance with the terms thereof, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (b) With respect to the Common Stock, following (i) final Board Action authorizing an issuance of Common Stock, and (ii) issuance and delivery of certificates for such Common Stock against payment therefor in accordance with the terms of the applicable Board Action and any applicable underwriting agreement or purchase agreement and otherwise in accordance with such Board Action and underwriting or purchase agreement, or upon the exercise of any Warrants or Purchase Contracts providing for the issuance of Common Stock in accordance with the terms thereof or the conversion or exchange of Preferred Stock or Debt Securities that, by their terms, are convertible into or exercisable or exchangeable for Common Stock, such Common Stock will be validly issued, fully paid, and nonassessable.

     (c) With respect to the Preferred Stock, following (i) final Board Action authorizing and establishing a series of the Preferred Stock, in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law,
(ii) filing of an appropriate Certificate of Designation with respect to such Preferred Stock, (iii) final Board Action authorizing issuance of such shares of Preferred Stock, and (iv) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, or upon the exercise of any Warrants or Purchase Contracts providing

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Board of Directors
Webster Financial Corporation
February 6, 2004
Page 6

for the issuance of such Preferred Stock in accordance with the terms thereof, or the conversion or exchange of Debt Securities that, by their terms, are convertible into or exercisable or exchangeable for such Preferred Stock, such Preferred Stock will be validly issued, fully paid, and nonassessable.

     (d) With respect to the Depositary Shares, following (i) final Board Action authorizing and establishing a series of the Preferred Stock represented by such Depositary Shares, in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law, (ii) filing of an appropriate Certificate of Designation with respect to such Preferred Stock, (iii) final Board Action authorizing issuance of such shares of Preferred Stock, (iv) final Board Action authorizing execution and delivery of a Deposit Agreement, (v) due execution and delivery of the Depositary Agreement by the Company and the Depositary named therein, (vi) due issuance and delivery to the Depositary of such shares of Preferred Stock represented by the Depositary Shares, (vii) due execution, issuance, and delivery of depositary receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Depositary Agreement, and (viii) receipt by the Company of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, or upon the exercise of any Purchase Contracts providing for the issuance of such Depositary Shares in accordance with the terms thereof, the depositary receipts evidencing the Depositary Shares established in such Depositary Agreement will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

     (e) With respect to the Warrants, following (i) final Board Action authorizing execution and delivery of a Warrant Agreement with respect to Warrants, (ii) due execution and delivery of the Warrant Agreement by the Company and the Warrant Agent named therein, (iii) due execution, countersignature, issuance, and delivery of such Warrants against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the Warrant Agreement and such underwriting or purchase agreement, or upon the exercise of any Purchase Contracts providing for the issuance of such Warrants in accordance with the terms thereof, or the conversion or exchange of Debt Securities that, by their terms, are convertible into or exercisable or exchangeable for such Warrants, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will entitle the holders thereof to the rights specified in the Warrants and the Warrant Agreement.


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Board of Directors
Webster Financial Corporation
February 6, 2004
Page 7

     (f) With respect to the Purchase Contracts, following (i) final Board Action authorizing execution and delivery of a Purchase Contract Agreement relating to Purchase Contracts, (ii) due execution and delivery of the Purchase Contract Agreement by the Company and the Purchase Contract Agent named therein,
(iii) due execution, countersignature, issuance, authentication and delivery of such Purchase Contracts against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors and otherwise in accordance with the Purchase Contract Agreement and such underwriting or purchase agreement, or upon the conversion or exchange of Debt Securities that, by their terms, are convertible into or exercisable or exchangeable for such Purchase Contracts, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (g) With respect to the Units, following (i) final Board Action authorizing execution and delivery of any Units and the related Unit Agreement, (ii) due execution and delivery of the Unit Agreement by the Company and the Unit Agent named therein , (iii) due execution, countersignature, issuance, authentication and delivery of such Units and the underlying securities that are components of such Units against payment of the consideration therefor as specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors, and otherwise in accordance with the applicable Unit Agreement, underwriting or purchase agreement and the applicable Purchase Contract Agreement (in the case of underlying Purchase Contracts), Indenture (in the case of underlying Debt Securities), Trust Agreement of the applicable Trust (in the case of underlying Trust Preferred Securities), Certificate of Designations (in the case of underlying Preferred Stock), Depositary Agreement (in the case of underlying Depositary Shares), Warrant Agreement (in the case of underlying Warrants) or indenture or other debt instrument or agreement (in the case of underlying Third Party Debt Securities), and assuming that the underlying securities that are components of such Units (A) have been duly and properly authorized for issuance and (B) in the case of Third-Party Debt Securities, constitute valid and binding obligations enforceable against the issuer thereof in accordance with their terms, such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     (h) With respect to the Guarantees, following (i) final Board Action authorizing execution and delivery of a Guarantee Agreement with respect to Guarantees, (ii) due execution and delivery of the Guarantee Agreement by the Company and the Guarantee Trustee named therein, (iii) due execution, countersignature, authentication, issuance, and delivery of such Guarantees,
(iv)


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Board of Directors
Webster Financial Corporation
February 6, 2004
Page 8

the due authorization, execution, issuance and delivery of the related Trust Preferred Securities by the applicable Trust as contemplated in the Trust Agreement of such Trust, against payment of the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Board of Directors with respect to such Trust Preferred Securities and otherwise in accordance with the applicable Trust Agreement and such underwriting or purchase agreement, such Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of (i) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities and the applicable agreements are considered in a proceeding in equity or at law).

     This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, pursuant to incorporation by reference therein of the Current Report on Form 8-K to which this opinion letter is an exhibit, and to the reference to this firm under the caption "Legal Matters" in the Registration Statement and any Prospectus Supplement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ Hogan & Hartson L.L.P.

                                             HOGAN & HARTSON L.L.P.